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Exhibit 10.36

FIRST AMENDMENT

        FIRST AMENDMENT (this "Amendment") dated as of March 3, 2003 among FIRST HORIZON PHARMACEUTICAL CORPORATION (the "Borrower"), LASALLE BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the LENDERS signatory hereto.

        WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into a Credit Agreement dated as February 11, 2003 (the "Credit Agreement"); and

        WHEREAS the Borrower has requested that the Required Lenders amend the Credit Agreement to permit the Borrower to repurchase some of its capital stock outstanding;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Terms defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement and terms defined in the introductory paragraphs or other provisions of this Amendment shall have the respective meanings attributed to them therein. In addition, the following terms shall have the following meanings (terms defined in the singular having a correlative meaning when used in the plural and vice versa):

        "Effective Date" shall mean March 3, 2003, if this Amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders.

        2.    Amendment to Credit Agreement.    Section 9.3 of the Credit Agreement is hereby amended with effect from and after the Effective Date by adding the following clause before the period appearing therein:

  "and except that the Borrower may repurchase its outstanding capital stock in an aggregate amount neither to exceed $8,000,000 during the term of this Agreement nor $2,000,000 in any calendar quarter so long as (i) before and after giving effect to such repurchase, no Default or Event of Default shall have occurred and be continuing and (ii) the Administrative Agent, at the direction of the Required Lenders, shall have duly acknowledged a written request of the Borrower substantially in the form of Exhibit N submitted by the Borrower to the Administrative Agent outlining the proposed terms of such stock repurchase."

        3.    Exhibit N to Credit Agreement.    A new Exhibit N is hereby added on the Effective Date to the Credit Agreement in the form of Exhibit N hereto.

        4.    Conditions to Effective Date.    The occurrence of the Effective Dale shall be subject to the satisfaction, on and as of the Effective Dater, of the following conditions precedent:

          (a)   The Borrower, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

          (b)   No Default or Event of Default shall have occurred and be continuing under the Credit Agreement and the representations and warranties of the Borrower in Section 7 of the Credit Agreement and in Section 7 hereof shall be true and correct on and as of the Effective Date and Borrower's execution and delivery of this Amendment shall be deemed to constitute an affirmative certification as to the matters specified in this clause (b).

          (c)   The Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, such other documents as the Administrative Agent may reasonably request.

        5.    Effective Date Notice.    Promptly following the occurrence of the Effective Date, the Administrative Agent shall give notice to the parties of the occurrence of the Effective Date, which notice shall be conclusive, and the parties may rely thereon; provided, that such notice shall not waive or otherwise limit any right or remedy of the Administrative Agent or the Lenders arising out of any failure of any condition precedent set forth in Section 4 to be satisfied.

        6.    Ratification.    The parties agree that the Credit Agreement and the other Credit Documents have not lapsed or terminated, are in full force and effect, and are and from and after the Effective Date shall remain binding in accordance with their respective terms, as amended hereby.

        7.    Representations and Warranties.    To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants that:

          (a)    No Breach.    The execution, delivery and performance of this Amendment will not conflict with or result in a breach of, or cause the creation of a Lien or require any consent under, the articles of incorporation of the Borrower, or any applicable law or regulation, or any order, injunction or decree of any court or governmental authority or agency, or any contract to which the Borrower is a party or by which it or its property is bound.

          (b)    Power and Action. Binding Effect.    The Borrower is duly organized and is validly existing as a corporation under the laws of the State of Delaware and has all necessary power and authority to execute, deliver and perform its obligations under this Amendment; the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary action on its part; and this Amendment has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          (c)    Approvals.    No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or any other Person are necessary for the execution, delivery or performance by the Borrower of this Amendment, or for the validity or enforceability thereof.

        8.    Certain Usages.    From and after the Effective Date, each reference to the Credit Agreement in the agreements, documents or instruments referred to or provided for in or delivered under the Credit Agreement shall he deemed to refer to the Credit Agreement, as amended hereby.

        9.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder.

        10.    Governing Law.    This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois.

        11.    Counterparts.    This Amendment may be executed in any number of counterparts and each party hereto may execute any one or more of such counterparts, all of which shall constitute one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

        12.    Expenses.    Whether or not the Effective Date shall occur, without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay, or to reimburse on demand, all reasonable costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, modification, amendment or enforcement of this Amendment and the other agreements, documents and instruments referred to herein, including the reasonable fees and expenses of Gardner Carton & Douglas LLC, special counsel to the Administrative Agent.

[Signature Page Follows]

        IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

FIRST HORIZON PHARMACEUTICAL CORPORATION

By:	/s/ DARRELL BORNE Name: Darrell Borne Title: Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent

By:	/s/ LASALLE BANK NATIONAL ASSOCIATION LaSalle Bank National Association

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ LASALLE BANK NATIONAL ASSOCIATION LaSalle Bank National Association

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FIRST AMENDMENT